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                                                                    EXHIBIT 23.7

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-72093 of NRT Incorporated of our report dated July 10, 1998, related to the consolidated statements of operations, shareholders' deficit, and cash flows of Jon Douglas Real Estate Services Group, Inc., for the nine months ended September 30, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
Costa Mesa, California

May 11, 1999